Exhibit 99.1

Ouster Reports Record First Quarter 2021 Results

Record revenue of $6.6 million, up 187% over the first quarter of 2020

Record shipments of 978 sensors, up 240% over the first quarter of 2020

40 strategic customer agreements signed to date; $385 million in contracted revenue opportunity

Reaffirms 2021 revenue guidance of $33 million to $35 million

SAN FRANCISCO, CA– May 6, 2021 – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”) a leading provider of high-resolution digital lidar sensors for the industrial automation, smart infrastructure, robotics, and automotive industries, today announced business updates, including operational milestones and reaffirmed guidance, and financial results for the three months ended March 31, 2021.

“I am pleased with our execution in the first quarter of 2021. We delivered an 187% year-over-year increase in revenue and scaled up our second generation sensor production, shipping 978 sensors for revenue in the first quarter. Furthermore, we believe our momentum from signing 40 strategic customer agreements to date is a clear reflection of our strong competitive positioning,” said Ouster CEO Angus Pacala.

“Ouster serves over 500 customers today, providing us with unique insights into the autonomous revolution across our four end markets. We believe we are reaching a tipping point in lidar adoption as our digital approach unlocks the largest multi-market TAM and offers a combination of the highest performance at the lowest cost. I feel confident in where the business stands today and optimistic about our growth trajectory moving forward.”

First Quarter 2021 Financial and Operational Highlights:

•	Public Market Debut: Completed the business combination between Ouster and Colonnade Acquisition Corp. with $300 million in gross proceeds, and began trading on NYSE as ‘OUST’ on March 12, 2021.

•	Revenue: Q1 revenue was $6.6 million, a 187% increase over the first quarter of 2020.

•	Gross Margins: Q1 gross margin was 26%, in line with our 2021 guidance.

•	Units Shipped: 978 sensors were shipped for revenue in the first quarter of 2021, an increase of 240% over the first quarter 2020.

•

Strategic Customer Agreements* (“SCA”): Ouster has signed 40 SCAs to date, representing the potential for over $385 million in contracted revenue opportunity through 2025, up from 10 signed SCAs representing $34 million in contracted revenue opportunity in the fourth quarter of 2020.

*SCAs establish a multi-year purchase and supply framework for Ouster and the customer and include details about customer programs and applications where the customer intends to use Ouster products. They also include multi-year non-binding customer forecasts giving Ouster visibility to the customer’s long-term purchasing requirements, mutually agreed upon pricing over the duration of the agreement, and in certain cases include multi-year binding purchase commitments. Contracted revenue opportunity includes both binding purchase commitments and non-binding forecasts. For customers that provided less than a five year forecast, no additional revenue opportunity beyond the term of the customer’s forecast has been included.

Full Year 2021 Guidance

For the full year 2021, the Company expects to achieve:

•	revenue of $33 million to $35 million; and

•	gross margin of 25% to 27%

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5:00 PM EST on May 6, 2021 to discuss its financial results for the first quarter 2021 and business outlook. To access the call, please register by visiting the following website: http://www.directeventreg.com/registration/event/4886889.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast will be accessible for at least 30 days on Ouster’s investor relations website at https://investors.ouster.com/.

A telephonic replay of the conference call will be available via phone through May 20, 2021. To access the replay, please dial (800) 585-8367 from the United States, or (416) 621-4642 from outside the U.S. and enter conference code 4886889.

About Ouster

Ouster (NYSE: OUST) invented its digital lidar in 2015 and is a leading manufacturer of high-resolution digital lidar sensors used throughout the industrial automation, smart infrastructure, robotics, and automotive industries. Ouster’s sensors are reliable, compact, affordable and highly customizable, laying the foundation for digital lidar ubiquity across endless applications and industries. Already hundreds of customers have incorporated Ouster lidar sensors in current products or those in development for imminent commercial release. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Ouster’s financial outlook and market positioning. Forward-looking statements give Ouster’s current expectations and projections relating to its financial condition, competitive position, results of operations, plans, objectives, future performance, future orders and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: Ouster’s limited operating history and history of losses; the negotiating power and product standards of its customers; fluctuations in its operating results; cancellation or postponement of contracts or unsuccessful implementations; the adoption of its products and the growth of the lidar market generally; its ability to grow its sales and marketing organization; substantial research and development costs needed to develop and commercialize new products; the competitive environment in which it operates; selection of our products for inclusion in target markets; its future capital needs; its ability to use tax attributes; its dependence on key third party suppliers, in particular Benchmark Electronics, Inc., and manufacturers; ability to maintain inventory and the risk of inventory write-downs; inaccurate forecasts of market growth; its ability to manage growth; the creditworthiness of our customers; risks related to acquisitions; risks related to international operations; risks of product delivery problems or defects; costs associated with product warranties; its ability to maintain competitive average selling prices or high sales volumes or reduce product costs; conditions in its customers industries; its ability to recruit and retain key personnel; its use of professional employer organizations; its ability to adequately protect and enforce its intellectual property rights; its ability to effectively respond to evolving regulations and standards; risks related to operating as a public company; risks related to the COVID-19 pandemic; and other important factors discussed in the Company’s final prospectus and definitive proxy statement, dated February 12, 2021, filed with the Securities and Exchange Commission (the “SEC”), as updated by the factors disclosed in the section titled “Risk Factors” in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2021, and in other reports the Company files with or furnishes to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, other than as required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Use of Estimates

Unless otherwise indicated, information contained in this press release concerning our industry, competitive position and the markets in which Ouster operates is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by the Company upon reviewing such data, and the Company’s experience in, and knowledge of, such industry and markets, which the Company believes to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which Ouster operates and its future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above and in our filings with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by the Company.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measure of Adjusted EBITDA is useful in evaluating its operating performance. We calculate Adjusted EBITDA as GAAP net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation and depreciation and amortization. Ouster believes that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparing with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts:

For Investors

Erica Bartsch

Sloane-Ouster@sloanepr.com

For Media

Heather Shapiro

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$257,165	$11,362
Restricted cash, current	276	276
Accounts receivable, net	2,467	2,327
Inventory, net	5,293	4,817
Prepaid expenses and other current assets	4,097	2,441

Total current assets	269,298	21,223
Property and equipment, net	9,101	9,731
Operating lease, right-of-use assets	10,551	11,071
Restricted cash, non-current	1,004	1,004
Other non-current assets	62	3,385

Total assets	$290,016	$46,414

Liabilities, redeemable convertible preferred stock and stockholders’ equity / (deficit)
Current liabilities:
Accounts payable	$3,933	$6,894
Accrued and other current liabilities	4,645	4,121
Operating lease liability, current portion	2,833	2,772
Short-term debt	—	7,130

Total current liabilities	11,411	20,917
Operating lease liability, long term portion	11,169	11,908
Warrant liabilities (At March 31, 2021 and December 31, 2020 related party $5,154 and $0, respectively)	14,725	49,293
Other non-current liabilities	956	978

Total liabilities	38,261	83,096

Redeemable convertible preferred stock	—	39,225

Stockholders’ equity / (deficit):
Common stock	16	—
Additional paid-in capital	482,071	133,468
Accumulated deficit	(230,332)	(209,375)

Total stockholders’ equity / (deficit)	251,755	(75,907)

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity / (deficit)	$290,016	$46,414

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(in thousands, except share and per share data)

	Three months ended March 31,
	2021	2020
Product revenue	$6,611	$2,300
Cost of revenue	4,868	4,216

Gross profit (loss)	1,743	(1,916)
Operating expenses:
Research and development	4,712	4,365
Sales and marketing	3,426	2,226
General and administrative	9,907	3,775

Total operating expenses	18,045	10,366

Loss from operations	(16,302)	(12,282)
Other (expense) income:
Interest income	1	22
Interest expense	(504)	(1,277)
Other income (expense), net	(4,152)	(5,156)

Total other expense, net	(4,655)	(6,411)

Loss before income taxes	(20,957)	(18,693)
Provision for income taxes	—	—

Net loss and comprehensive loss	$(20,957)	$(18,693)

Net loss per common share, basic and diluted	$(0.38)	$(2.41)
Weighted-average shares used to compute basic and diluted net loss per share	55,688,281	7,767,169

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three months ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,957)	$(18,693)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,095	822
Stock-based compensation	5,256	175
Change in right-of-use asset	520	436
Interest expense on notes and convertible debt	36	905
Amortization of debt issuance costs and debt discount	250	94
Change in fair value of warrant liabilities	4,152	—
Change in fair value of derivative liability	—	5,308
Inventory obsolescence impairment	—	1,483
Changes in operating assets and liabilities:
Accounts receivable	(140)	(463)
Inventory	(476)	(2,980)
Prepaid expenses and other assets	(1,202)	(27)
Accounts payable	(1)	590
Accrued and other liabilities	(254)	351
Operating lease liability	(678)	165

Net cash used in operating activities	(12,399)	(11,834)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(597)	(1,393)

Net cash used in investing activities	(597)	(1,393)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the merger and private offering	291,454	—
Payment of offering costs	(26,116)	—
Repayment of debt	(7,000)	—
Proceeds from issuance of promissory notes to related parties	5,000	—
Repayment of promissory notes by related parties	(5,000)	—
Repurchase of common stock	(43)	—
Proceeds from exercise of stock options	504	2

Net cash provided by financing activities	258,799	2

Net increase (decrease) in cash, cash equivalents and restricted cash	245,803	(13,225)
Cash, cash equivalents and restricted cash at beginning of period	12,642	18,405

Cash, cash equivalents and restricted cash at end of period	$258,445	$5,180

Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets as of March 31,

	2021	2020
Cash and cash equivalents	$257,165	$3,624
Restricted cash, current	276	276
Restricted cash, non-current	1,004	1,280

Total cash, cash equivalents and restricted cash	$258,445	$5,180

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(in thousands)

	Three months ended March 31,
	2021	2020
GAAP net loss	$(20,957)	$(18,693)
Interest expense (income), net	503	1,255
Other expense (income), net	4,152	5,156
Stock-based compensation (1)	5,256	174

Non-GAAP operating loss	(11,046)	(12,108)
Depreciation and amortization expense	1,095	822

Adjusted EBITDA	$(9,951)	$(11,286)

(1)

Stock-based compensation for the three months ended March 31, 2021 in cost of revenue, research and development, sales and marketing and general and administrative expenses were $0.12 million, $0.92 million, $0.27 million and $3.95 million, respectively, and $0.04 million, $0.14 million, $0.05 million and $(0.05) million, respectively, for the same period in the prior year.

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